EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 (Nos. 333-129268, 333-157276, 333-172596, 333-174983 and 333-183617) and on Form S-3 (Nos. 333-161552, 333-166442, 333-166443, 333-173806, 333-174199 and 333-189555) of Flotek Industries, Inc. and subsidiaries (the “Company”) of our reports dated February 10, 2014, relating to the consolidated financial statements of Flotek Industries, Inc. and subsidiaries as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, and to the Company’s internal control over financial reporting, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on February 10, 2014.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ Hein & Associates LLP

Houston, Texas
February 10, 2014